                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             ALTERNATIVE RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                       ALTERNATIVE RESOURCES CORPORATION
                          100 TRI-STATE INTERNATIONAL
                                   SUITE 300
                          LINCOLNSHIRE, ILLINOIS 60069
                                 (847) 317-1000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1998

TO THE STOCKHOLDERS OF
 ALTERNATIVE RESOURCES CORPORATION:

    The Annual Meeting of Stockholders of Alternative Resources Corporation, a Delaware corporation (the "Company"), will be held at the Auditorium, 200 Tri-State International, Lincolnshire, Illinois 60069 on Tuesday, April 28, 1998, at 10:00 A.M. Central Daylight Time for the following purposes:

        1.  To elect three Class I directors.

        2. To consider and vote upon a proposal to approve an amendment to the Company's Amended and Restated Incentive Stock Option Plan increasing the number of shares of Common Stock authorized for issuance thereunder.

        3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 6, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                                         [SIG]
                                          Bradley K. Lamers
                                          VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER,
                                          SECRETARY AND TREASURER

March 20, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                       ALTERNATIVE RESOURCES CORPORATION

                          100 TRI-STATE INTERNATIONAL
                                   SUITE 300
                          LINCOLNSHIRE, ILLINOIS 60069

                            ------------------------

                                PROXY STATEMENT

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 1998

                             ---------------------

    This Proxy Statement is being mailed to stockholders on or about March 20, 1998, and is furnished in connection with the solicitation by the Board of Directors of Alternative Resources Corporation, a Delaware corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on April 28, 1998, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

    A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. The affirmative vote of the holders of a plurality of the shares entitled to vote and represented in person or by proxy at this meeting is required in connection with Proposal No. 1, the election of directors. With regard to Proposal No. 2, the amendment to the Company's Amended and Restated Incentive Stock Option Plan (the "Stock Option Plan"), and any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at this meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Annual Meeting. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

    The Annual Report to Stockholders for fiscal year 1997 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

    As of March 6, 1998, the Company had outstanding 15,863,407 shares of Common Stock and such shares are the only shares entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of March 1, 1998, except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) directors and nominees, (iii) each Named Executive Officer, and (iv) all directors and nominees and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.

                                                                         NUMBER OF SHARES
                                                                           BENEFICIALLY     PERCENT OF
NAME                                                                           OWNED           CLASS
-----------------------------------------------------------------------  -----------------  -----------
Larry I. Kane .........................................................        1,577,280         9.97%
 100 Tri-State International, Suite 300
 Lincolnshire, IL 60069
T. Rowe Price Associates, Inc. (1) ....................................        1,268,000         8.02%
 100 East Pratt Street
 Baltimore, MD 21202
Massachusetts Financial Services Company (2) ..........................          846,270         5.35%
 500 Boylston Street
 Boston, MA 02116-3741
Robert V. Carlson (3) .................................................           63,057
Bradley K. Lamers (3) .................................................           60,348         *
Silvia U. Masini (3) ..................................................           57,058         *
Richard B. Williams (3) ...............................................           39,080         *
JoAnne Brandes (3) ....................................................           19,750         *
Michael E. Harris (3) .................................................           32,676         *
Raymond R. Hipp (3) ...................................................           15,000         *
Bruce R. Smith (3) ....................................................           72,770         *
All directors and executive officers as a group
 (9 persons) (4) ......................................................        1,937,019        12.05%

------------------------
 *  Less than 1%.

(1) Based upon a Form 13G dated February 12, 1998, filed with the Securities and Exchange Commission. The Company has been advised that these shares are owned by various individual and institutional investors (including T. Rowe Price New Horizons Fund, Inc., which owns 850,000 shares, representing 5.37% of the Company's outstanding shares) which T. Rowe Price Associates, Inc. ("Price Associates") serves as an investment adviser with power to direct investments and/or sole power to vote the shares. Although Price Associates is the beneficial owner of such shares within the meaning of Rule 13d-3 of the Exchange Act referred to above, Price Associates disclaims that it is, in fact, the beneficial owner of such shares.

(2) Based upon a Form 13G dated February 12, 1998, filed with the Securities and Exchange Commission.

(3) Includes 58,744 shares (Mr. Carlson), 60,348 shares (Mr. Lamers), 36,047 shares (Ms. Masini), 38,080 shares (Mr. Williams), 18,000 shares (Ms. Brandes), 15,000 shares (Mr. Hipp), 15,000 shares (Mr. Harris), and 20,012 shares (Mr. Smith), which are subject to presently exercisable options or options exercisable within 60 days of March 1, 1998.

(4) Includes 261,231 shares of Common Stock which are subject to presently exercisable options or options exercisable within 60 days of March 1, 1998.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

    The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. At the Annual Meeting of Stockholders, three Class I directors are to be elected to serve until 2001 and four directors will continue to serve in accordance with their prior election or appointment.

    It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, all of whom are members of the present Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS I NOMINEES.

NOMINEE AND CONTINUING DIRECTORS

    The following table sets forth certain information with respect to the nominees and the continuing directors:

       NAME AND AGE           DIRECTOR SINCE:            PRINCIPAL OCCUPATION AND OTHER INFORMATION
---------------------------  -----------------  ------------------------------------------------------------

                         CLASS I NOMINEES FOR ELECTION WITH TERMS EXPIRING IN 2001

JoAnne Brandes (44)                August 1994  Ms. Brandes has been Senior Vice President, General Counsel for S.C. Johnson Commercial Markets, Inc., a worldwide
                                                 commercial products company, since October 1997. Ms.
                                                 Brandes was Vice President, General Counsel-Worldwide
                                                 Professional for S.C. Johnson & Son, Inc., from October
                                                 1996 to October 1997, and was Vice President-Corporate
                                                 Communications Worldwide for S.C. Johnson & Son, Inc. from
                                                 October 1994 to October 1996. From May 1992 through
                                                 September 1994 she was Director-Corporate Communications
                                                 Worldwide for S.C. Johnson & Son, Inc.

Michael E. Harris (37)                May 1995  Mr. Harris is a founder and has been President and Chief
                                                 Executive Officer of AuditForce, Inc., an internal audit
                                                 services company, since November 1995. Mr. Harris was Vice
                                                 President-Finance, Chief Financial Officer and Secretary of
                                                 Alternative Resources Corporation from February 1989
                                                 through October 1995. From August 1987 to January 1989, Mr.
                                                 Harris served as Senior Financial Officer of Wind Point
                                                 Management Partners II. Mr. Harris previously held
                                                 positions with First Financial Savings and Ernst & Young
                                                 LLP.

       NAME AND AGE           DIRECTOR SINCE:            PRINCIPAL OCCUPATION AND OTHER INFORMATION
---------------------------  -----------------  ------------------------------------------------------------
Robert V. Carlson (41)           February 1997  Mr. Carlson has been Chief Operating Officer of the Company since December 1997. Previously he served as Executive Vice
                                                 President responsible for the Company's field operations
                                                 since November 1996. Mr. Carlson joined the Company in
                                                 April 1991 as a Branch General Manager, became an Executive
                                                 Director in December 1993 and was named Vice President in
                                                 July 1995. Prior to joining the Company, Mr. Carlson held
                                                 various sales and marketing positions with General Electric
                                                 Company and Automated Data Processing, Inc.

                               CLASS II DIRECTORS WITH TERMS EXPIRING IN 1999

Larry I. Kane (57)                  March 1988  Mr. Kane founded the Company in March 1988 and has served as its Chief Executive Officer and a Director since the
                                                 Company's inception. Mr. Kane was named Chairman of the
                                                 Board of the Company in May 1995. Mr. Kane also served as
                                                 the President of the Company from the Company's inception
                                                 to February 1997. Mr. Kane was Region Director for Brandon
                                                 Systems Corporation, a provider of technical staffing
                                                 services from August 1985 through November 1987. Mr. Kane
                                                 previously held various sales management and marketing
                                                 positions with General Electric Company and Automated Data
                                                 Processing, Inc.

Bruce R. Smith (56)                 April 1991  Mr. Smith is a founder and has been President and Chief
                                                 Executive Officer of Integration Alliance Corporation, a
                                                 commercial systems, technology marketing and distribution
                                                 company, since August 1994. Mr. Smith was President and
                                                 Chief Executive Officer of Client Systems, Inc., f/k/a
                                                 Systems/DRC, Inc., a distributor of computer software and
                                                 hardware systems, from November 1993 through July 1994.
                                                 From February 1991 through October 1993, Mr. Smith was Vice
                                                 President-Marketing and Sales of Distribution Resources
                                                 Company, a computer software developer and hardware systems provider. From March 1986 through January 1991, Mr. Smith
                                                 was Vice President/Division General Manager of
                                                 Businessland, Inc., a computer and local area network
                                                 distributor and a systems integrator. Mr. Smith previously held various general management, sales and training
                                                 positions with Xerox Corporation and Exxon Corporation.

       NAME AND AGE           DIRECTOR SINCE:            PRINCIPAL OCCUPATION AND OTHER INFORMATION
---------------------------  -----------------  ------------------------------------------------------------
                              CLASS III DIRECTORS WITH TERMS EXPIRING IN 2000

Raymond R. Hipp (55)               August 1994  Mr. Hipp has been Chief Executive Officer of ITI Marketing
                                                 Services, a provider of telemarketing services, since
                                                 August 1996. He was a self-employed management consultant
                                                 from September 1994 to August 1996. Mr. Hipp was President of Comdisco Disaster Recovery Services, a provider of
                                                 business continuity services for the information technology industry, from 1980 through August 1994. Mr. Hipp
                                                 previously held executive and management positions with
                                                 International Business Machines Corporation.

Richard Williams (52)            February 1997  Mr. Williams was named Vice Chairman of the Company in
                                                 December 1997, responsible for strategic planning,
                                                 marketing and information technology operations. From
                                                 February 1997 through December 1997, Mr. Williams served
                                                 the Company as President and Chief Operating Officer. From
                                                 1995 through 1996, Mr. Williams was co-founder and Chairman and Chief Executive Officer of Intellisource, Inc., an
                                                 outsourcing services firm. From 1990 to 1995, Mr. Williams was a senior vice president of Dun & Bradstreet
                                                 Corporation, where he was responsible for corporate
                                                 strategy and marketing, as well as chief of technology.
                                                 Previously, Mr. Williams was vice president of U.S.
                                                 marketing for Unisys and a general manager of General
                                                 Electric's Consumer Electronics Division.

                               BOARD OF DIRECTORS

    The Board of Directors held 11 meetings during 1997. All directors attended at least 75 percent of the aggregate number of such meetings and of meetings of Board committees on which they served in 1997.

    The Audit Committee in 1997 was composed of Michael E. Harris and Bruce R. Smith. The Audit Committee met once in 1997. The functions of the Audit Committee consist of recommending the appointment of auditors and overseeing the accounting and audit functions of the Company.

    The Board of Directors has a Compensation Committee which met four times during 1997. The Compensation Committee is composed of JoAnne Brandes and Raymond R. Hipp. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses and administering and determining awards under the Stock Option Plan, the Employee Stock Purchase Plan and certain other employee benefit plans.

    Directors who are not employees or officers of the Company receive $2,000 for each Board and committee meeting attended and also receive on the date of each annual meeting (and on the date of initial election to the Board if other than at an annual meeting) a non-qualified stock option to purchase 5,000 shares of Common Stock under the Stock Option Plan. In addition, all directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

                             EXECUTIVE COMPENSATION

    The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by the Company's chief executive officer and each of the other executive officers at December 31, 1997 (together, the "Named Executive Officers"), for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                          --------------
                                            ANNUAL COMPENSATION             SECURITIES      ALL OTHER
                                    ------------------------------------    UNDERLYING    COMPENSATION
   NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)   BONUS ($)(1)  OPTIONS (#)(2)     ($)(3)
----------------------------------  ---------  -----------  ------------  --------------  -------------
Larry I. Kane                            1997  $   249,616   $  100,000         --          $     458
 Chairman of the Board                   1996      200,013      120,000         --                270
 and Chief Executive Officer             1995      187,500      187,500         --              1,386

Richard B. Williams                      1997      232,692      167,700        200,000         --
 Vice Chairman

Robert V. Carlson                        1997  $   174,615   $   75,000         73,973         --
 Chief Operating Officer                 1996      125,000       45,000        100,500         --
                                         1995       96,625      103,375         70,200         --

Bradley K. Lamers                        1997  $   124,807   $   25,000         23,534      $     458
 Vice President, Chief                   1996      100,001       30,000         15,000            180
 Financial Officer, Secretary            1995       74,523       30,000         97,000         --
 and Treasurer

Silvia U. Masini                         1997  $   124,807   $   37,500         24,101      $     276
 Vice President                          1996      100,001       60,000         15,500         --
                                         1995       90,000       45,000         20,300         --

------------------------
(1) Reflects bonuses earned under the Company's bonus plans described in the Compensation Committee Report on Executive Compensation.

(2) Represents stock options granted under the Company's Stock Option Plan.

(3) Reflects the Company's matching contribution to the Company's 401(k) Plan.

    The following tables set forth the number of incentive stock options granted to the Named Executive Officers during 1997 and information regarding stock option exercises and exercisable and unexercisable incentive stock options held by the Named Executive Officers as of December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                 ---------------------------------------------------
                                                % OF TOTAL                             POTENTIAL REALIZABLE VALUE
                                   NUMBER OF      OPTIONS                              AT ASSUMED ANNUAL RATES OF
                                  SECURITIES    GRANTED TO    EXERCISE                  STOCK PRICE APPRECIATION
                                  UNDERLYING     EMPLOYEES       OR                       FOR OPTION TERM (4)
                                    OPTIONS      IN FISCAL   BASE PRICE   EXPIRATION  ----------------------------
             NAME                GRANTED(#)(1)   YEAR (2)     ($/SH)(3)      DATE        5% ($)         10%($)
-------------------------------  -------------  -----------  -----------  ----------  -------------  -------------
Larry I. Kane                         --            --           --           --           --             --

Richard B. Williams                   200,000        10.92%   $   15.12     03/31/07  $   1,883,045  $   4,789,649

                                       53,473(5)       2.92       20.00     03/28/07        672,578      1,704,444
Robert V. Carlson                      20,500         1.12        23.06     12/31/07        297,297        753,410

                                       13,334(5)       0.73       20.00     03/28/07        167,714        425,019
Bradley K. Lamers                      10,200         0.56        23.06     12/31/07        147,924        374,867

                                       13,601(5)       0.74       20.00     03/28/07        171,072        433,530
Silvia U. Masini                       10,500         0.57        23.06     12/31/07        152,274        385,893

------------------------
(1) Options are not exercisable during the first six months from the date the options are granted. Thereafter, the options become exercisable at the rate of 2.38% of the total shares subject to the option on and after the first day of each month. The term of the options is ten years.

(2) Based on 1,831,711 total options granted to employees (1,040,604 total options net of cancellations in connection with the Repricing of Options referred to in note (5) below), including the Named Executive Officers, in 1997.

(3) The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(5) See "Compensation Committee Report on Repricing of Options" for further information concerning these options.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING
                                                              UNEXERCISED             VALUE OF UNEXERCISED
                                                                OPTIONS             IN-THE-MONEY OPTIONS AT
                               SHARES        VALUE       AT FISCAL YEAR-END (#)      FISCAL YEAR-END ($)(2)
                            ACQUIRED ON    REALIZED    --------------------------  --------------------------
           NAME             EXERCISE (#)    ($)(1)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------  ------------  -----------  -----------  -------------  -----------  -------------
Larry I. Kane                     8,400   $   124,698      --            --            --            --
Richard B. Williams.......       --           --           14,280        185,720   $   113,384  $   1,474,617
Robert V. Carlson.........       --           --           40,462        157,993       448,488        666,535
Bradley K. Lamers.........       --           --           49,321         66,213        73,629        142,794
Silvia U. Masini..........        7,445       115,159      32,194         37,810       562,858        127,462

------------------------
(1) Value is calculated by subtracting the exercise price per share from the fair market value at the time of exercise and multiplying by the number of shares exercised pursuant to the stock option.

(2) Value is calculated by subtracting the exercise price per share from the fair market value at December 31, 1997 and multiplying by the number of shares subject to the stock option.

EMPLOYMENT AGREEMENTS

    Mr. Kane is currently employed under an agreement that continues until his resignation, death or termination by the Board of Directors. Under the agreement, Mr. Kane's salary is determined by the Board of Directors or a committee of the Board. Mr. Kane is entitled to participate in the Company's executive bonus plans. In the event Mr. Kane's employment is terminated (i) by the Company for any reason other than death or for cause, (ii) by Mr. Kane due to a material breach of the agreement by the Company (including removal as a director) or (iii) in connection with a change in control of the Company not approved by Mr. Kane, either as a director or a stockholder, Mr. Kane will be entitled to a severance payment equal to two and one-half times his total salary and bonus compensation for the preceding 12 months. A change in control for purposes of the agreement relates to, in general, the occurrence of (i) a transaction or series of transactions pursuant to which a person or group of affiliated persons will beneficially own more than 50% of the Company's voting stock, (ii) a merger, consolidation or reorganization in which the Company is not the surviving entity, or (iii) a sale of all or substantially all of the property and assets of the Company. In the event of Mr. Kane's death or disability, his salary will be paid for 12 additional months plus any accrued bonus. In the event Mr. Kane is disabled, the Company will continue to provide medical insurance as long as Mr. Kane is disabled. The agreement also contains non-competition and confidentiality commitments.

    Mr. Carlson is employed under an agreement effective December 30, 1997 through December 30, 2000, with automatic one year renewals, unless terminated by either the Company or Mr. Carlson at least 90 days prior to any renewal term. The agreement provides that Mr. Carlson's salary, bonus and option grants will be determined annually by the Compensation Committee of the Board of Directors. If Mr. Carlson's employment is terminated by the Company for any reason other than good cause, including in connection with certain transactions such as a sale of the Company to, or a merger of the Company with, another entity, he will be entitled to a payment equal to the greater of $250,000 or the highest annual salary paid during the term of the agreement. The agreement also contains non-competition and confidentiality commitments.

    The Company has also entered into employment agreements with each of Mr. Lamers and Ms. Masini which provide for such annual salary, bonus and option grants as determined by the Compensation Committee of the Board of Directors. Ms. Masini's agreement provides that in the event she is terminated for unsatisfactory performance or without cause, severance payments equal to six months of her current salary will be made. Each of the employment agreements expires upon termination or resignation, and contains non-competition and confidentiality commitments.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW OF EXECUTIVE COMPENSATION POLICIES

    The Compensation Committee of the Board of Directors determines the salaries and bonuses of executive officers and other key employees of the Company and administers the Company's Stock Option Plan. In setting the compensation levels of the Company's executive officers and in administering the Stock Option Plan, the Compensation Committee has established the following principles:

    - Provide competitive compensation levels and use equity ownership through the Stock Option Plan to attract and retain highly qualified individuals.

    - Set competitive base compensation levels and utilize significant performance based incentive compensation to achieve total compensation targets.

    - Establish performance goals which are aggressive and are aligned with an objective of increasing stockholder value at a greater rate than the rate achieved by the upper quartile of the Russell 2000 Index.

    - Use discretionary cash awards as appropriate to recognize outstanding individual contributions or overall Company performance which far exceeds annual goals.

    - Allocate stock options broadly across the organization so that all executive officers and key employees have a stockholder perspective.

    The overall compensation of the executive officers is comprised of the compensation components set forth below. The Compensation Committee believes that in 1997 the executive officers of the Company were compensated at levels comparable to other information services or staffing companies.

TOTAL COMPENSATION - 1997

    BASE SALARIES.

    Base salaries of executive officers were paid in accordance with the terms of employment agreements entered into between the Company and the respective executive officers. The Compensation Committee believes that the base salary levels of the executive officers provided for in the employment agreements are comparable to their peers within the information services and staffing industries.

    TARGET BONUS PLAN.

    Under the Company's 1997 Target Bonus Plan, the Compensation Committee established goals based on the Company's revenue and profitability. Based on the Company's 1997 financial performance, executives, on average, were awarded 30% of their targeted bonuses, with a range of payment between 20% and 40%.

    OPTION GRANTS.

    Executive officers and other key employees of the Company are eligible to participate in the Stock Option Plan. The purpose of the Stock Option Plan is to provide incentive to management and key employees to maximize stockholder value by providing them with opportunities to acquire shares of the Company's Common Stock. Options are granted to executive officers and key employees who the Compensation Committee, in its sole discretion, determines to be responsible for the future growth and profitability of the Company. The Compensation Committee determines the employees to whom options will be granted and establishes the number of shares covered by each grant and the exercise price and vesting period for each grant. The Committee typically grants stock options with four year vesting periods for each grant, creating strong incentives for recipients of stock option grants to remain with the Company. The stock options granted by the Compensation Committee have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, thus rewarding the recipient only if the Company's Common Stock price appreciates above the price on the date of grant.

    In addition to stock options granted to executive officers, the Compensation Committee, in 1997, granted a total of 774,404 additional options (net of cancellations in connection with a repricing of options effected in 1997) to approximately 640 employees, not including the executive officers. Option grants ranged from 100 options to 200,000 options for executive officers and employees.

    COMPENSATION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER.

    Mr. Kane founded the Company in March 1988 and has served as its Chief Executive Officer from the Company's inception. Mr. Kane was named Chairman of the Board of the Company in May 1995. Mr. Kane also served as the President of the Company from the Company's inception to February 1997. Mr. Kane is currently employed under an agreement that continues until his resignation, death or termination by the Board of Directors. Under this agreement, Mr. Kane was entitled to a salary at the annual rate of $250,000 for 1997. Mr. Kane is entitled to participate in the same bonus plans as the other executive officers.

    In 1997, the Compensation Committee awarded Mr. Kane a total bonus of $100,000 (representing 25% of his target bonus) based upon his and the Company's 1997 performance. Because Mr. Kane has a substantial equity position attributable to his role as founder of the Company, Mr. Kane elected not to receive an award of stock options in 1997 in favor of increasing the options awarded to other managers and key employees.

    Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because the total compensation for executive officers is significantly below the $1 million threshold, the Compensation Committee has not had to address the issues relative thereto.

                           Respectfully Submitted By:

                           The Compensation Committee

                                 JoAnne Brandes
                                Raymond R. Hipp

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Mr. Kane is a member of the board of directors of Integration Alliance Corporation. All decisions regarding compensation of the executive officers of Integration Alliance Corporation are made by its board of directors. Mr. Smith, a director of the Company who served as a member of the Compensation Committee until July 1996, is the President and Chief Executive Officer of Integration Alliance Corporation. No member of the Compensation Committee was an executive officer or employee of the Company during 1997 or at any time prior thereto.

             COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

    The Company's Stock Option Plan is utilized to attract, retain and incentivize officers and other key employees. In March 1997, the Compensation Committee concluded that, as a result of the decline in the market price of the Company's Common Stock during the preceding months, previously granted options had lost much of their incentive value. Accordingly, the Committee determined that it would be in the best interests of the Company and its stockholders to provide option holders with the opportunity to exchange existing options with an exercise price significantly above the then current fair market value of the Common Stock for a lesser number of replacement options with a lower exercise price. The Committee approved an option repricing program, effective March 28, 1997, whereby all employees of the Company (including the Named Executive Officers) holding options with an exercise price greater than $20.00 per share were allowed to exchange such options for a replacement grant of a lesser number of options with an exercise price of $20.00 per share (which was above the then current $15.00 fair market value of the Common Stock). The lesser number of shares included in a replacement grant for any particular employee making an exchange election was based upon an exchange factor which was determined by the exercise price and remaining vesting period of the options being replaced. As a result, options with a lower exercise price and less time remaining in their vesting period had a relatively higher exchange factor than options having a higher exercise price and more time remaining in their vesting period.

    Pursuant to the repricing program, replacement options for 522,311 shares were granted to employees electing to participate in the program in exchange for options covering 791,107 shares, which options were cancelled. All replacement grant options were issued effective March 28, 1997, had an exercise price of $20.00 per share, and provided for a new 48 month vesting period. Set forth below in the "Option Repricings" table is information concerning option repricings with respect to the Named Executive Officers who participated in the repricing program.

                           Respectfully Submitted By:

                           The Compensation Committee

                                 JoAnne Brandes
                                Raymond R. Hipp

                               OPTION REPRICINGS

                                           SECURITIES
                                           UNDERLYING   MARKET PRICE    EXERCISE                       LENGTH OF
                                            NUMBER OF     OF STOCK      PRICE AT                     ORIGINAL TERM
                                             OPTIONS     AT TIME OF      TIME OF    NEW EXERCISE   REMAINING AT DATE
            NAME                  DATE      REPRICED      REPRICING     REPRICING       PRICE        OF REPRICING
-----------------------------  ----------  -----------  -------------  -----------  -------------  -----------------
Robert V. Carlson                 3/28/97      40,000(1)   $   15.00    $   26.12     $   20.00            99 mo.
                                  3/28/97      13,473(2)   $   15.00    $   29.62     $   20.00           105 mo.

Bradley K. Lamers                 3/28/97      13,334(3)   $   15.00    $   29.62     $   20.00           105 mo.

Silvia U. Masini                  3/28/97      13,601(4)   $   15.00    $   29.62     $   20.00           105 mo.

------------------------
(1) Represents a replacement grant for 50,000 options which were cancelled.

(2) Represents a replacement grant for 20,200 options which were cancelled.

(3) Represents a replacement grant for 20,000 options which were cancelled.

(4) Represents a replacement grant for 20,300 options which were cancelled.

                               PERFORMANCE GRAPH

    The following graph sets forth a comparison of the Company's cumulative total stockholder return on its Common Stock for the period beginning May 3, 1994, the date the Company's Common Stock began trading on the Nasdaq National Market, and ending December 31, 1997 against the cumulative total return of the Russell 2000 Index, Peer Group A and Peer Group B for the same period. Peer Group A consists of publicly-traded companies in the staffing industry and includes the following companies: Kelly Services, Inc., Manpower, Inc., Olsten Corporation, On Assignment, Inc., Robert Half International, Inc. and Uniforce Temporary Personnel, Inc. Peer Group B consists of publicly-traded companies in the computer services industry and includes the following companies: Cambridge Technology Partners, Inc., Computer Horizons Corporation, Computer Sciences Corporation, Digital Equipment Corporation, Hewlett-Packard Company, International Business Machines Corporation, Keane, Inc. and Technalysis Corporation. The total stockholder return for each company in Peer Group A and Peer Group B has been weighted according to its stock market capitalization. This graph and table shown below assumes an investment of $100 on May 3, 1994 in each of the Company's Common Stock, the Russell 2000 Index, Peer Group A and Peer Group B, and assumes reinvestment of dividends, if any. The stock price performance shown below is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               ALTERNATIVE
                RESOURCES

                    Corporation  Russell 2000 Index    Peer Group A    Peer Group B
06/30/94                121.918              94.417         104.332          97.559
12/31/94                172.603              98.373         118.812         126.763
06/30/95                290.411             111.446         115.855         171.705
12/31/95                331.507             124.153         140.663         184.703
06/30/96                402.740             136.196         173.334         204.872
12/31/96                190.411             142.479         143.633         252.741
6/30/97                  223.29              155.75          198.85           288.7
12/31/97                 252.74              171.72          195.05          330.81

[Performance graph to be inserted]

                                                                                    DECEMBER 31,
                                                         MAY 3,    ----------------------------------------------
                                                          1994        1994        1995        1996        1997
                                                        ---------  ----------  ----------  ----------  ----------
Alternative Resources Corporation.....................  $     100  $   172.60  $   331.51  $   190.41  $   252.74
Russell 2000 Index....................................        100       98.37      124.15      142.48      171.72
Peer Group A..........................................        100      119.98      141.60      149.58      195.05
Peer Group B..........................................        100      126.69      185.60      252.85      330.81

             PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE COMPANY'S
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

GENERAL

    Stockholders are being asked to approve an amendment to the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan") which increases the number of shares of Common Stock authorized for issuance pursuant to the Company's Stock Option Plan. The Stock Option Plan as previously approved by stockholders provided that options to acquire an aggregate of 4,000,000 shares of Common Stock may be granted. The Board of Directors has amended the Stock Option Plan to provide for the issuance of options to acquire an additional 900,000 shares of Common Stock (for an aggregate of 4,900,000 shares of Common Stock) and directed that such amendment be submitted to the stockholders of the Company for their approval. Since inception of the Stock Option Plan in 1992 and through March 1, 1998, options to purchase 3,904,679 shares of Common Stock have been granted (net of cancellations), 828,486 shares have been issued upon exercise of options and 3,076,193 shares are reserved for issuance upon exercise of currently outstanding options.

    The Board of Directors believes that the Company's continued success depends upon its ability to attract and retain highly competent persons as officers and key employees. The Board of Directors believes that one of the best ways to attain these objectives is to give officers and key employees an opportunity to acquire a proprietary interest in the Company by purchasing shares of Common Stock through the exercise of options granted under the Stock Option Plan.

    Approval of the amendment, which will be submitted at the Annual Meeting in the form of the following resolution, will require the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote and represented in person or by proxy at the Annual Meeting.

    "RESOLVED, that the first sentence of Section 5 of the Stock Option Plan is amended and restated in its entirety to provide as follows:

    There is hereby reserved for issuance under the Plan an aggregate of 4,900,000 shares of Common Stock, which may be authorized but unissued or treasury shares."

SUMMARY OF STOCK OPTION PLAN

    The Stock Option Plan is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of the Company and its subsidiaries, by providing them opportunities to acquire shares of Common Stock of the Company or to receive monetary payments based on the value of such shares pursuant to awards granted under the Stock Option Plan.

    The maximum number of shares which may be awarded to any participant in any year during the term of the Stock Option Plan is 206,400 shares. If there is a lapse, cancellation, expiration or termination of any award prior to the issuance of shares, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Stock Option Plan.

    The Stock Option Plan provides for administration by the Compensation Committee of the Board of Directors (the "Committee"). Among the Committee's powers are the authority to interpret the Stock Option Plan, establish rules and regulations for its operation, select officers and other key employees of the Company and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards.

    Officers and other key employees of the Company or any of its subsidiaries are eligible to participate in the Stock Option Plan. The selection of participants from eligible employees is within the discretion of the Committee. The estimated number of employees who are eligible to participate in the Stock Option Plan is approximately 700 staff employees and certain technical employees who are eligible to participate based on outstanding performance.

    The Stock Option Plan provides for the grant of any or all of the following types of awards: (a) stock options, including incentive stock options and nonqualified stock options; (b) stock appreciation rights ("SARs"); (c) stock awards; and (d) performance units. Awards may be granted singly, in combination, or in tandem as determined by the Committee.

    Under the Stock Option Plan, the Committee may grant awards in the form of incentive stock options or nonqualified stock options to purchase shares of the Common Stock. The Committee, with regard to each stock option, determines the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option; provided, however, that no stock options shall be exercisable earlier than six months after the date they are granted and no stock options shall be exercisable later than ten years after the date they are granted. The exercise price of an incentive stock option will not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price of a nonqualified stock option will not be less than 85% of the fair market value of the Common Stock on the date the option is granted. The option price may be paid by a participant in cash or, in the discretion of the Committee, in shares of Common Stock then owned by the participant, or a combination thereof.

    The Stock Option Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price. If issued in tandem with a stock option such appreciation is measured from not less than the option price and in the case of a SAR issued independently of any stock option, such appreciation is measured from not less than 85% of the fair market value of the Common Stock on the date the right is granted. No SAR may be exercisable earlier than six months after the date of grant and shall expire at the earlier of the date the related stock option expires or fifteen years after the SAR was granted. The number of shares subject to SARs which may be granted during any calendar year to a participant shall not exceed 206,400.

    The Stock Option Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock. Such awards are subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment.

    The Stock Option Plan authorizes the Committee to grant awards in the form of performance units which consist of the right to receive Common Stock or cash of equivalent value at the end of a specified period. The Committee determines the terms and conditions of the performance units.

    Each non-employee director is granted an annual nonqualified stock option to purchase 5,000 shares of Common Stock, at an exercise price of 100% of the fair market value of Common Stock on the date of grant. The non-employee director stock options are granted on the date of the annual meeting of stockholders.

    The Stock Option Plan provides that awards shall not be transferable otherwise than by law or by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit the transferability of an award to members of the participant's immediate family or trusts or family partnerships for the benefit of such family members.

    The Board of Directors reserves the right to amend, suspend or terminate the Stock Option Plan at any time, subject to the rights of participants with respect to any outstanding awards. Notwithstanding the foregoing, no amendment to the Stock Option Plan shall, without approval of stockholders of the Company,
(i) materially increase the total number of shares which may be issued under the Stock Option Plan, (ii) materially modify the requirement as to eligibility for awards under the Stock Option Plan, (iii) result in the Stock Option Plan failing to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder or (iv) extend the term of the Stock Option Plan.

    The Stock Option Plan contains provisions for equitable adjustment of awards in the event of a merger, consolidation or reorganization, or issuance of shares by the Company without new consideration or a change of control.

FEDERAL TAX TREATMENT

    Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the Stock Option Plan.

    A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. However, for purposes of the alternative minimum tax the exercise of an incentive stock option will be treated as an exercise of a nonqualified stock option. Accordingly, the exercise of an incentive stock option may result in an alternative minimum tax liability to a participant. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

    However, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise of the option (a "disqualifying disposition"), the participant will recognize ordinary compensation income in the amount of the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, in certain circumstances, the gain on the sale, if less). Any excess of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be treated as capital gain. In the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant.

    A participant who is granted a nonqualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

    The grant of an SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

    A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

    The grant of an unrestricted stock award will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock awarded. The Company will receive a corresponding tax deduction.

OPTIONS ISSUED IN 1997 UNDER THE STOCK OPTION PLAN

    The following table sets forth options granted in the aggregate under the Stock Option Plan in 1997 to (i) the Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors and (iv) all employees, including all current officers who are not executive officers, as a group.

                                                                                                 NUMBER OF SHARES
                                                                                                    UNDERLYING
                                                                                                  OPTIONS GRANTED
                                       NAME AND POSITION                                                (1)
-----------------------------------------------------------------------------------------------  -----------------
Larry I. Kane
  Chairman of the Board and Chief Executive Officer............................................         --
Richard B. Williams
  Vice Chairman................................................................................         200,000
Robert V. Carlson
  Chief Operating Officer......................................................................          20,500(2)
Bradley K. Lamers
  Vice President...............................................................................          10,200(2)
Silvia U. Masini
  Vice President...............................................................................          10,500(2)
All executive officers as a group (5 persons)..................................................         241,200(2)
All current directors who are not executive officers as a group (4 persons)....................          20,000
All employees who are not executive officers as a group........................................         774,404(2)

------------------------
(1) All options to purchase Common Stock were issued at 100% of their fair market value on the date of grant and expire ten years from the date of grant. See "Executive Compensation".

(2) Excludes options granted and related cancellations in connection with the option repricing described under "Compensation Committee Report on Repricing of Options," above.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During 1997, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except that Sylvia U. Masini, an executive officer, failed to timely file a Form 5 report.

                                  ACCOUNTANTS

    The firm of KPMG Peat Marwick LLP has been selected as independent accountants to audit the books, records and accounts of the Company for 1998.

    Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

                         PROPOSALS OF SECURITY HOLDERS

    A stockholder proposal to be presented at the 1999 Annual Meeting must be received at the Company's corporate headquarters, 100 Tri-State International, Suite 300, Lincolnshire, Illinois 60069 by no later than November 20, 1998 for evaluation as to inclusion in the Proxy Statement in connection with such Meeting.

    In order for a stockholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of stockholders or if the Company mails its notice and proxy to the stockholders less than sixty (60) days prior to the annual meeting, within ten (10) days after the notice and proxy is mailed. Such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholders meeting, timely notice must be given to the Secretary of the Company within the time limits described above. Such notice must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

                    OTHER MATTERS TO COME BEFORE THE MEETING

    The Board of Directors of the Company knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                          By Order of the Board of Directors

                                                         [SIG]
                                          Bradley K. Lamers
                                          VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER, SECRETARY AND TREASURER
Date: March 20, 1998

PROXY                                                                     PROXY

                       ALTERNATIVE RESOURCES CORPORATION

     100 TRI-STATE INTERNATIONAL, SUITE 300, LINCOLNSHIRE, ILLINOIS 60069

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 28, 1998

     The undersigned appoints Larry I. Kane and Bradley K. Lamers, or either of them, with full power of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Stockholders of Alternative Resources Corporation, to be held at the Auditorium, 200 Tri-State International, Lincolnshire, Illinois, on Tuesday, April 28, 1998 at 10 A.M., Central Daylight Time, or at any adjournment thereof as follows:

     THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.





      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       ALTERNATIVE RESOURCES CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/

[                                                                              ]



                                                                     FOR ALL
                                                                     EXCEPT
                                                       WITHHOLD     nominees
                                                 FOR   AUTHORITY   listed below
1. Election of Directors                         / /      / /          / /
   JoAnne Brandes, Robert V. Carlson, and
   Michael E. Harris

   INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name below:

   __________________________________________

                                                 FOR    AGAINST      ABSTAIN
2. Proposal to approve an amendment to the       / /      / /          / /
   Company's Amended and Restated Incentive
   Stock Option Plan increasing the number of shares of Common Stock authorized for issuance thereunder by 900,000 shares, to a total of 4,900,000.

3. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.


Dated __________________________________________________________, 1998

----------------------------------------------------------------
                          Signature(s)

----------------------------------------------------------------
                          Signature(s)
When signing as attorney, administrator, personal representative, executor, custodian, trustee, guardian or corporate official, please give your full title as such. When stock is held in the name of more than one person, each such person should sign the proxy.


                      FOLD AND DETACH HERE


       PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
             PROMPTLY USING THE ENCLOSED ENVELOPE